EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our report dated January 27, 2003 (except for Note 13 which is as of February 25, 2003), relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

BDO Seidman, LLP

New York, NY

July 2, 2003